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CUSIP NO. 747927 10 1             SCHEDULE 13D             PAGE 15 OF 17 PAGES
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                                                                       EXHIBIT B

             JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
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This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities
Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or
Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated:            March 6, 2001

Strome Offshore Limited

By:  /s/ Jeffrey S. Lambert
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     Jeffrey S. Lambert
     Director

Strome Hedgecap Fund
By: Strome Investment Management, L.P., general partner
by its general partner, SSCO, Inc.

By:  /s/ Jeffrey S. Lambert
     -----------------------------------
     Jeffrey S. Lambert
     Chief Operating Officer

Strome Investment Management, L.P.
By: SSCO, Inc., general partner

By:  /s/ Jeffrey S. Lambert
     -----------------------------------
     Jeffrey S. Lambert
     Chief Operating Officer

SSCO, Inc.


By:  /s/ Jeffrey S. Lambert
     -----------------------------------
     Jeffrey S. Lambert
     Chief Operating Officer

Mark E. Strome

/s/ Jeffrey S. Lambert
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